                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Aksys, Ltd.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  AKSYS, LTD.
                               Two Marriott Drive
                          Lincolnshire, Illinois 60069
                          Telephone:  (847) 229 - 2020


                                                                  March 24, 1997

Dear Aksys Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Aksys, Ltd. The meeting will be held on Tuesday, April 22, 1997, at 2:00 p.m. at the Marriott Lincolnshire Resort located at Ten Marriott Drive, Lincolnshire, Illinois.

          At the meeting, we will report on current industry conditions and recent developments at Aksys. Members of the Board of Directors and our senior management team will be present to discuss the affairs of Aksys and answer any questions you may have. After the conclusion of the meeting, you are cordially invited to attend an Open House at the Aksys, Ltd. facilities located near the Marriott Lincolnshire Resort.

     Enclosed is the Company's Annual Report for the fiscal year ended December 31, 1996, a proxy statement and a proxy card. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the meeting, you may withdraw your proxy if you wish to vote in person.

     On behalf of the Board of Directors and management of Aksys, I would like to thank you for choosing to invest in our Company. We are very excited about the future of Aksys and are looking forward to our first annual meeting as a public company.


                                       Sincerely,



                                       Lawrence H.N. Kinet
                                       Chairman and Chief Executive Officer

                                  AKSYS, LTD.
                               Two Marriott Drive
                          Lincolnshire, Illinois 60069
                          Telephone:  (847) 229 - 2020

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 1997

     The Annual Meeting of Stockholders of Aksys, Ltd., a Delaware corporation (the "Company"), will be held on Tuesday, April 22, 1997, at 2:00 p.m. (the "Annual Meeting") at the Marriott Lincolnshire Resort located at Ten Marriott Drive, Lincolnshire, Illinois, for the purpose of:

     (1) Electing two Class I Directors to serve until the annual meeting of stockholders in 2000 and until their successors are duly elected and qualified; and

     (2) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 3, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

                                       By Order of the Board of Directors



                                       Dennis N. Cavender
                                       Secretary

March 24, 1997

     The Company's Annual Report for the fiscal year ended December 31, 1996 is enclosed. The Annual Report contains financial and other information about the Company, but is not incorporated into the attached Proxy Statement and is not deemed to be a part of the Company's proxy soliciting material.

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, AND NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                  AKSYS, LTD.
                               Two Marriott Drive
                          Lincolnshire, Illinois 60069
                           Telephone:  (847) 229-2020

                                PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 APRIL 22, 1997

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aksys, Ltd., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company that will be held on Tuesday, April 22, 1997 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the Company's common stock, par value $.01 per share (the "Common Stock"), on or about March 25, 1997.

          If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning a completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and so desire. In addition, a proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

          Stockholders of record of the Common Stock at the close of business on March 3, 1997 will be entitled to vote at the Annual Meeting. On such date, the Company had 13,757,756 issued and outstanding shares of Common Stock. A list of the Company's stockholders will be available for examination by any stockholders of the Company, for any purpose germane to the Annual Meeting, at the Company's headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, inspectors of election shall determine the
presence of a quorum and shall tabulate the voting results.   The holders of a
majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") will be considered present for the purposes of determining whether a quorum is in attendance at the Annual Meeting.

          The two nominees for Class I Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger percentage of the votes cast. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the General Corporation Law of the State of Delaware and therefore have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

     The shares represented by all valid proxies received by the Company will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted for the nominees for Director named in this Proxy Statement and in accordance with the best judgment of the persons named as proxies on the enclosed proxy card, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.


                             ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of six directors divided into three classes. The term of each class expires in different years. The Board of Directors has nominated and recommends the election for the class of directors up for election at the Annual Meeting (the Class I Directors) the two nominees set forth below. Each nominee is currently serving as a director of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the Annual Meeting (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, two directors are to be elected as members of Class I to serve until the annual meeting in 2000 and until their successors are elected and qualified or until their earlier removal or resignation. At present, no cash compensation or fees are payable to directors of the Company, other than reimbursement for reasonable travel expenses incurred in attending Board meetings. However, nonemployee directors are entitled to receive annual stock option awards under the Company's 1996 Stock Awards Plan.

     Information regarding the nominees for Class I Director of the Company is set forth below:

NAME                                  AGE           POSITION

Rodney S. Kenley                       47           President, Chief Operating
                                                    Officer and Director

Larry G. Gerdes                        48           Director (1)
-----------------------

(1)     Member of the Audit Committee.

     Information regarding directors of the Company not standing for election at the Annual Meeting is set forth below:

NAME                      AGE                     POSITION
Lawrence H.N. Kinet        49  Chairman, Chief Executive Officer and Director

Peter H. McNerney          46  Director (1)

W. Dekle Rountree, Jr.     55  Director (1)

Bernard R. Tresnowski      64  Director (2)

--------------------------

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

     There are no family relationships between or among any directors or executive officers of the Company.

DIRECTOR NOMINEES (CLASS I DIRECTORS)

     Rodney S. Kenley founded the Company in January 1991 and has served as a director since such date. Mr. Kenley has served as President and Chief Operating Officer of the Company since October 1994 and served as President and Chief Executive Officer of the Company from January 1991 to October 1994. Mr. Kenley worked for over 12 years at Baxter International, Inc., where he was involved principally in the development and product management of dialysis therapies and products. Prior to founding the Company, Mr. Kenley served from January 1990 until January 1991 as Vice President of Electronic Drug Infusion at Baxter International, Inc.

     Larry G. Gerdes has served as a director of the Company since December 1993. Since 1993, Mr. Gerdes has served as President and Chief Executive Officer as well as director of Transcend Services, Inc., a health care services company. Since 1991, Mr. Gerdes has served as a general partner of Gerdes Huff Investments, which he founded at such time. Prior to 1991, Mr. Gerdes held several executive positions with HBO & Company, a health care information service business. Mr. Gerdes currently serves as a general partner of Sand Hill Financial and a director of Delphi Information Systems, Inc.

CLASS II DIRECTORS (TERM EXPIRING AT THE 1998 ANNUAL MEETING)

     Lawrence H.N. Kinet was appointed Chairman of the Board and Chief Executive Officer of the Company in December 1994, and has served as a director of the Company since April 1993. From July 1991 through December 1994, he served as Chairman of the Board of Directors and Chief Executive Officer of Oculon Corporation, a pharmaceutical development company engaged in the field of anti-cataract drugs. He was a Managing Partner of The Kensington Group, a provider of management services to health care companies, from 1989 to 1992. From 1985 through 1988, he was President of Baxter World Trade Corporation, the international division of Baxter International, Inc. and corporate Group Vice President of Baxter International, Inc. Mr. Kinet is a director of NeoRx Corporation.

     W. Dekle Rountree, Jr. has been a director of the Company since April 1993. He has served as President and Chief Executive Officer of AcroMed Corporation, an orthopedic spinal device company, since April 1993. Prior to this position, Mr. Rountree was Executive Vice President and Chief Operating Officer of BOC Health Care, which provides products and services for critical care in the hospital and home. Mr. Rountree has headed OHMEDA, a division of BOC Health Care, and has held multiple management positions with Baxter Travenol Laboratories, including President of the Artificial Organs (Renal) division. Mr. Rountree is a director of AcroMed Corporation.

CLASS III DIRECTORS (TERM EXPIRING AT THE 1999 ANNUAL MEETING)

     Peter H. McNerney has been a director of the Company since April 1993. Since July 1992, Mr. McNerney has been a general partner of the general partner of Coral Partners II (a venture capital fund) and a general partner of the general partner of Coral Partners IV (a venture capital fund). Mr. McNerney is also the Executive Vice President of Coral Group, Inc., a manager of venture capital partnerships. From 1989 through June 1992, Mr. McNerney was a Managing Partner of The Kensington Group, a provider of management services to health care companies. From 1975 through 1986, Mr. McNerney held various management positions with Baxter Travenol Laboratories in the United States, Europe and the Far East. Mr. McNerney is a director of Biomira, Inc., Optical Sensors, Inc., Cerus, Inc. and Cadent Medical Corp.

     Bernard R. Tresnowski has been a director of the Company since April 1996. Mr. Tresnowski served from December 1981 to December 1994 as the President and Chief Executive Officer of the Blue Cross and Blue Shield Association, the national coordinating body for all Blue Cross and Blue Shield Plans. He has also held various other leadership positions in the healthcare industry, including President of the International Federation of Health Service Funds, Member of the Jackson Hole Group, Principal of the Dunlop Group of Six, Member of the Secretary of Health and Human Services Private/Public Sector Advisory Committee on Catastrophic Illness, Co-Chairman of the Secretary of Health and Human Services Work Group on Electronic Data Interchange and Member of the American Medical Association National Health Policy Steering Committee. Mr. Tresnowski retired from the Blue Cross and Blue Shield Association in December 1994.

COMMITTEES AND DIRECTORS' MEETINGS

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. These committees were both established in April 1996 in connection with the Company's initial public offering.

     The Compensation Committee, which currently consists of Messrs. McNerney and Rountree, is responsible for approving (or at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Company and reviewing benefit plans.

     The Audit Committee, which currently consists of Messrs. Tresnowski and Gerdes, is responsible for selecting (or at the election of the Audit Committee, recommending to the Board) the independent auditors of the Company, evaluating the independent auditors, reviewing the scope of the annual audit with management and the independent auditors, consulting with management, internal auditors and the independent auditors as to the systems of internal accounting controls and reviewing the non-audit services performed by the independent auditors.

     The Board of Directors held 10 meetings during the Company's preceding fiscal year. Each of the directors attended all of such meetings. The Audit Committee held 1 meeting and the Compensation Committee held 4 meetings in 1996.

     The Company does not have a nominating committee. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

     In addition, the Bylaws of the Company require that advance notice of nominations for the election of directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company no later than 60 days and no more than 90 days before an annual meeting of stockholders; provided, that in the event that the date of the annual meeting is changed from 30 days from the first anniversary date of the preceding year's annual meeting, notice by stockholders must be received no later than the close of business on the tenth day following the earlier of the date on which notice was mailed or public announcement of the meeting was made. Such notice must include (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the number of shares of Common Stock which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the number of shares of Common Stock which are beneficially owned by such person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. McNerney and Rountree. No officers or employees of the Company serve on the Compensation Committee. The Compensation Committee was established in April 1996 in connection with the Company's initial public offering. Previous compensation levels for the Company's executive officers were approved by the full Board of Directors upon the recommendation of Lawrence H.N. Kinet, Chairman and Chief Executive Officer of the Company. Executive officers who are also directors of the Company did not participate in discussions relating to their individual compensation arrangements. See "Compensation Committee Report on Executive Compensation."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, certain executive officers and certain other stockholders are parties to a Registration Agreement (the "Registration Agreement"). Under the Registration Agreement, the holders of a majority of the shares of Common Stock (generally excluding shares held by certain executive employees of the Company and shares acquired under the Company's 1993 Stock Option Plan) subject thereto have the right at any time, subject to certain conditions, to require the Company to file a "long-form" or, if available, a "short-form" registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering any or all of their shares of Common Stock (each, a "demand registration"). The Company is obligated to pay all registration expenses
(other than underwriting discounts and commissions) incurred in connection with up to two demand registrations filed on Form S-1 or any similar "long-form" registration statement under the Securities Act and two demand registrations on Form S-2 or Form S-3 or any similar "short-form" registration statement under the Securities Act. In addition, such parties are entitled to request the inclusion of any Common Stock subject to the Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its securities under the Securities Act, subject to certain conditions.

     The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and Bylaws.

     In April 1993 the Company and certain stockholders thereof entered into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement contained provisions relating to the composition of the Board of Directors, restricting the transferability of the shares subject to such agreement and granting preemptive rights in certain circumstances to the parties thereto. The Stockholders Agreement was terminated upon completion of the Company's initial public offering in May 1996.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise noted, the following table sets forth certain information as of January 31, 1997 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by (i) each of the directors of the Company,
(ii) the director nominees, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock referenced in the following table (including those shares of Common Stock which were issuable pursuant to the exercise of options which vested within 60 days of January 31, 1997) has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act. Except as indicated below, the address for each such person is c/o Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois, 60069.


DIRECTORS, EXECUTIVE OFFICERS                     NUMBER OF     PERCENT
AND 5% STOCKHOLDERS                                 SHARES     OF CLASS
--------------------------------------------   -----------------------

Coral Partners (1)..........................       4,352,894      31.7
Suite 3510
60 South Sixth Street
Minneapolis, MN  55402


Sutter Hill Ventures (2)....................       1,064,833       7.8
Suite A-200
755 Page Mill Road
Palo Alto, CA 94304

Lawrence H.N. Kinet (3).....................         609,324       4.3

Rodney S. Kenley (4)........................         766,133       5.5

Larry G. Gerdes (5).........................         188,449       1.4

Peter H. McNerney (1).......................       4,393,351      32.0

W. Dekle Rountree, Jr. (6)..................          42,500        *

Bernard R. Tresnowski (7)...................           7,250        *

Dennis N. Cavender..........................           2,000        *

All directors and executive officers as a
 group (7 persons) (8)......................       6,009,007      41.5

------------------------------
* Less than one percent.

(1) Amounts shown represent the aggregate number of shares held by Coral Partners II, L.P. ("Coral Partners II") and Coral Partners IV, L.P. ("Coral Partners IV"). Peter H. McNerney, a director of the Company, Yuval Almog and Linda L. Watchmaker are general partners of Coral Management Partners II (which is the general partner of Coral Partners II) and thus may be deemed to have beneficial ownership of the Common Stock held by Coral Partners II. Messrs. McNerney and Almog are general partners of Coral Management Partners IV (which is the general partner of Coral Partners IV) and thus may be deemed to have beneficial ownership of the Common Stock held by Coral Partners IV. Messrs. McNerney and Almog and Ms. Watchmaker disclaim beneficial ownership of such shares of Common Stock held by Coral Partners II and Coral Partners IV except to the extent of their pecuniary interest in such shares. In addition, Mr. McNerney beneficially owns 40,457 shares of Common Stock which are not owned by Coral Partners II or Coral Partners IV, including 5,000 shares of Common Stock issuable upon the exercise of options.

(2) Amounts shown represent the number of shares held by Sutter Hill Ventures of which it has sole voting and dispositive power, as disclosed on a
     Schedule 13G filed with the SEC on February 14, 1997 by Sutter Hill
     Ventures.

(3) Includes 545,000 shares of Common Stock issuable upon the exercise of options.
(4) Includes 102,708 shares of Common Stock issuable upon the exercise of options.
(5) Includes 42,500 shares of Common Stock issuable upon the exercise of options.
(6) Represents 42,500 shares of Common Stock issuable upon the exercise of options.
(7) Includes 6,250 shares of Common Stock issuable upon the exercise of options.
(8) Includes 743,958 shares of Common Stock issuable upon the exercise of options.

                      COMPENSATION OF EXECUTIVE OFFICERS



SUMMARY COMPENSATION TABLE

     The table below provides information relating to compensation for the Chief
Executive Officer and the other executive officers of the Company described below (collectively, the "Named Executive Officers") for the indicated periods.
The amounts shown include compensation for services in all capacities that were provided to the Company.

                                                                                      Long-Term
                                                                                     Compensation
                                                  Annual Compensation                   Awards
                                    ---------------------------------------------    ------------
                                                                     Other Annual     Securities
    Name and                                                           Compensa-      Underlying      All Other
  Principal Position                   Year     Salary($)    Bonus($)    tion($)       Option(#)    Compensation($)
----------------------              --------   -----------  -------  -------------    -----------  ----------------
Lawrence H.N. Kinet                    1996      250,000     25,000       -0-            -0-              387(1)
 Chairman and Chief                    1995      250,000       -0-        -0-            -0-              375(1)
 Executive Officer

Rodney S. Kenley                       1996      166,250     15,000       -0-            -0-              792(1)
 President and Chief                   1995      150,000       -0-        -0-            -0-            1,930(2)
 Operating Officer

Dennis N. Cavender (3)                 1996       82,405       -0-      56,165(4)       82,500             -0-
 Vice President
 and Chief Financial Officer

---------------------------------

(1) Represents amount contributed by the Company to its 401(k) plan on behalf of the Named Executive Officer.

(2) Represents payment by the Company of premiums on term life insurance and an amount contributed by the Company to its 401(k) plan on behalf of Mr. Kenley.

(3) Mr. Cavender joined the Company as Vice President and Chief Financial Officer in May 1996.

(4) Represents the amount Mr. Cavender was reimbursed for relocation expenses incurred during fiscal year 1996.

STOCK OPTION GRANTS

     The following table provides information relating to the stock options awarded to the Named Executive Officers during the Company's last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   Potential Realizable
                                                                                     Value at Assumed
                                                                                   Annual Rates of Stock
                                                                                           Price
                                                                                     Appreciation for
                            Individual Grants                                         Option Term (1)
-------------------------------------------------------------------------------    -------------------------
                           Number of       Percent
                          Securities       of Total
                          Underlying       Options
                            Options        Granted
                            Granted       in Fiscal     Exercise    Expiration
     Name                     (#)           Year        Price ($)      Date          5% ($)        10% ($)
-----------------------  -----------     ----------    -----------   ----------    ----------    -----------
Dennis N. Cavender          82,500           27.9          13.00       5/28/06       674,850      1,709,400
-----------------------

(1) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock options exercised will depend on future performance of the Company's Common Stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the stock price would be $21.18 per share at the option expiration date of May 28, 2006. At an annual rate of appreciation of 10% per year for the option term, the stock price would be $33.72 per share at the option expiration date of May 28, 2006.

STOCK OPTION HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the stock options held as of December 31, 1996. No stock options were exercised by the Named Executive Officers during the last fiscal year of the Company.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES


                               Number of Securities
                                  Underlying           Value of Unexercised
                            Unexercised Options at      In-the-Money Options
                               Fiscal Year-End (#)     at Fiscal Year-End ($)
                              ---------------------    -----------------------
                                   Exercisable/            Exercisable(1)/
    Name                          Unexercisable             Unexercisable
-----------                   ---------------------    -----------------------
Lawrence H.N. Kinet.............     518,750/43,750        4,389,993/370,051

Rodney S. Kenley................      97,395/8,855           823,796/74,898

Dennis N. Cavender..............        0/82,500                  -0-

--------------------------

(1) The closing sale price of the Common Stock on the Nasdaq National Market on December 31, 1996 was $8.625 per share. The value of such options at the fiscal year end is calculated on the basis of the difference between the respective option exercise price and $8.625 multiplied by the number of shares of Common Stock underlying the option.

SEVERANCE AGREEMENT

     The Company has entered into severance, confidentiality and noncompetition agreements with each of Messrs. Kinet, Kenley and Cavender. The agreements provide for a non-competition period of two years following the employee's resignation or termination by the Company for cause or for one year following termination by the Company without cause or due to disability. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal the greater of $55,000 and the aggregate base salary for the prior six months before termination in the case of Mr. Kenley and the aggregate base salary for the prior six months before termination in the case of Messrs. Kinet and Cavender. Customary ownership of intellectual property and confidentiality provisions are also contained in these agreements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for establishing and administering compensation plans for the Company's executive officers, reviewing executive officer compensation levels and evaluating management performance. The members of the Compensation Committee are Peter H. McNerney and W. Dekle Rountree, Jr. The material set forth below is a report submitted by the Compensation Committee regarding the Company's compensation policies and programs for executive officers for 1996.

COMPENSATION PHILOSOPHY AND EXECUTIVE COMPENSATION OBJECTIVES

     The Company's management compensation program is designed to reward outstanding performance and results. The Company's compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide fully competitive levels of compensation - at expected levels of performance - in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

     To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives and long-term incentives (such as stock options). The following sections describe these elements of compensation and discuss how each component relates to the Company's overall compensation philosophy.

BASE SALARY PROGRAM

     The Company's base salary program is based on a philosophy of providing base pay levels that are competitive with other development stage companies in the medical device industry. The Company periodically reviews its executive pay levels to assure consistency with the external market.

     Annual salary adjustments are based on several factors: the general level of market salary increases, individual performance and long-term value to the Company, competitive base salary levels and the Company's overall results. In 1996, the Company's results were measured primarily with respect to critical milestones established by the Compensation Committee. In 1996, the milestones used as a basis for determining annual salary adjustments and bonuses (discussed below) for Messrs. Kinet and Kenley were (1) the completion of an initial public offering, (2) the submission of a Section 510(k) application and (3) the achievement of certain development objectives for the Aksys PHD system.

ANNUAL BONUS

     Annual bonuses are intended to (1) reward key employees based on Company and individual performance, (2) motivate key employees and (3) provide pay-for-performance cash compensation opportunities to plan participants. In 1996, only the Chairman and the President were eligible for bonuses. The criteria for bonus payments to Messrs. Kinet and Kenley were based on the achievement of the specific development and Company milestones established by the Compensation Committee at the beginning of 1996 as described above under Base Salary Program.

LONG-TERM INCENTIVES

     Long-term incentives are designed to focus the efforts of key employees on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Committee has relied solely on stock option awards to provide long-term incentive opportunities.

     Stock options align the interests of key employees and stockholders by providing value to the key employee through stock price appreciation only. Stock options issued to employees generally have a ten-year term before expiration and are fully exercisable within four years of the grant date.

FISCAL 1996 ACTIONS

     The compensation for the Chief Executive Officer for fiscal 1996 was determined in the manner described above and no particular quantitative measures were used by the Compensation Committee in determining his compensation except as so described.

     In fiscal 1996 neither the Chief Executive Officer nor the President were granted any additional stock option awards. The Chief Financial Officer was granted a stock option for 82,500 shares at an exercise price of $13.00 per share (the market price for the Common Stock at the date of grant) upon his joining the Company. Salaries for all of the described executive officers remained at their 1995 or initial 1996 levels, except in the case of Mr. Kenley, whose base salary was increased in 1996 from $150,000 to $175,000 per annum.

                             Compensation Committee
                               Peter H. McNerney
                              Dekle Rountree, Jr.

                               PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on May 17, 1996 with the Nasdaq Total Return Index and an index of certain companies selected by the Company as comparative to the Company in that each is a development stage manufacturer of medical devices. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 on May 17, 1996.

                   COMPARISON OF THE COMPANY'S COMMON STOCK,
           THE NASDAQ TOTAL RETURN INDEX AND A PEER GROUP INDEX*(1)

                      [PLOT POINTS ARE ON FOLLOWING PAGE]



                                 May 17, 1996      December 31, 1996
Aksys, Ltd.                           100                 54

Nasdaq Total Return Index             100                104

Peer Group Index                      100                 72

--------------------------

(1) The companies selected to form the Company's industry peer group index are Cardiac Pathways, CardioGenesis, Conceptus, Endovascular Technologies, FemRx, Heartstream, Minntech, Novoste, Optical Sensors, Sabratek and Urologix. Total returns are based on weighted market capitalization at May 17, 1996.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from May 16, 1996 (the date of effectiveness of the registration of the Company's Common Stock) through December 31, 1996, all Section 16 (a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were timely satisfied.

                             INDEPENDENT AUDITORS

     The Board of Directors has designated KPMG Peat Marwick LLP ("KPMG") to audit the books and accounts of the Company for the year ending December 31, 1997. It is anticipated that representatives of KPMG will be present at the Annual Meeting for the purpose of making a statement, should they so desire, and responding to stockholder questions.

       SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1998 annual meeting of stockholders of the Company must be received by the Company on or before the close of business November 25, 1997. Such proposals should be submitted by certified mail, return receipt requested.

     The Company's Bylaws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the Bylaws provisions from the Secretary of the Company.

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Chief Financial Officer, Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois 60069.

                                 OTHER MATTERS

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                           By Order of the Board of Directors


                                           Dennis N. Cavender
                                           Secretary

March 24, 1997

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

________________________________________________________________________________

P R O X Y
                                  AKSYS, LTD.

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints Lawrence H.N. Kinet and Rod-ney S. Kenley, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Aksys, Ltd., a Dela-ware Company (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Lincolnshire Resort located at Ten Marriott Drive, Lincolnshire, Illinois on Tuesday, April 22, 1997 at 2:00 p.m. or at any adjournment or postponement thereof, as shown on the voting side of this card.

Election of All Nominees for Class I Directors Listed Hereon.
Nominees: Larry G. Gerdes
          Rodney S. Kenley

                          (change of address/comments)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

YOU ARE ENHCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                   _____________
                                                                    SEE REVERSE
                                                                       SIDE
                                                                   _____________
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


________________________________________________________________________________

________________________________________________________________________________

                                                                       |  7892
                                                                       ---
[X] Please mark your votes as in this example.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR CLASS I DIRECTORS.

1. Election of Directors (see reverse)

     FOR  WITHHELD
     [_]    [_]

   For all nominees listed hereon, except vote withheld for the following nominee(s):

   _________________________________________________________________________

[_] I Will Attend the Annual Meeting

[_] Change of Address/Comments on Reverse Side

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


SIGNATURE(S) ______________________________________ DATE ______________________

NOTE: Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


________________________________________________________________________________